UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

December 5, 2013

Date of Report (Date of earliest event reported)

FOREST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue New York, NY 10022	10022-4731
(Address of principal executive offices)	(Zip Code)

(212) 421-7850

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

To satisfy its obligations under Regulation FD, Forest Laboratories, Inc. (the “Company”) is furnishing certain updated information, including information relating to its proposed notes offering. The disclosure is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

On December 5, 2013, the Company issued a press release announcing the pricing of $1.2 billion aggregate principal amount of 5.00% senior unsecured notes due 2021. The press release announcing the pricing of the offering is attached hereto as exhibit 99.1, and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 is being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Current Report pursuant to Item 7.01.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Forest Laboratories, Inc. dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2013

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr
Name:	Francis I. Perier, Jr.
Title:	Executive Vice President–Finance and Administration and Chief Financial Officer

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